As filed with the Securities and Exchange Commission on July 6, 2021

Registration No. 333-127852

Registration No. 333-117974

Registration No. 333-112586

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENTS

UNDER THE SECURITIES ACT OF 1933

ModivCare Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-0845127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor
Denver, Colorado 80237

(Address of principal executive offices)

ModivCare Inc., f/k/a The Providence Service Corporation, Stock Option and Incentive Plan;

ModivCare Inc., f/k/a The Providence Service Corporation, 2003 Stock Option Plan

(Full title of the Plan)

L. Heath Sampson
Chief Financial Officer
 6900 Layton Avenue, 12th Floor
Denver, Colorado 80237
(303) 728-7030

(Name, address and telephone number of Agent for Service)

Copy to:

Scott A. Berdan, Esq.

Polsinelli PC

1401 Lawrence Street, Suite 2300
Denver, CO 80202

(303) 583-8235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statements on Form S-8 of ModivCare Inc. is being filed solely to deregister the shares of common stock that remain unsold, if any, under each of (i) the Registration Statement on Form S-8 (Registration No. 333‑127852) filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2005, (ii) the Registration Statement on Form S-8 (Registration No. 333-117974) filed with the Commission on August 6, 2004, and (iii) the Registration Statement on Form S-8 (Registration No. 333-112586) filed with the Commission on February 6, 2004 (collectively, the “Registration Statements”), all of which relate to equity incentive plans of the registrant that are no longer in use by the registrant. Pursuant to undertakings contained in the foregoing Registration Statements, the registrant is hereby removing from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements which remained unsold at the termination of each offering.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on July 6, 2021.

ModivCare Inc.

By:	/s/ L. Heath Sampson
L. Heath Sampson Chief Financial Officer

* No other person is required to sign this post-effective amendment in reliance upon Rule 478 under the Securities Act of 1933.

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